NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS OF ARROW TRANSPORTATION CO.

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Arrow Transportation Co. will be held at 10:00 a.m. local time on June 24, 1997 at the Multnomah Athletic Club, 1849 SW Salmon, Portland, Oregon 97205, for the following purposes:

    (1) To elect five directors for a one-year term;

    (2) To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year; and

    (3) To transact such other business as may properly come before the meeting.


Stockholders of record at the close of business on April 30, 1997, will be entitled to notice of and to vote at the meeting and any adjournment thereof. The vote of each stockholder is important. Whether or not you plan to attend the meeting, you are requested to date and sign the enclosed proxy card and return it promptly.


                                             By order of the Board of Directors,

                                             ARROW TRANSPORTATION CO.


                                             /s/ William J. Stanners, Jr.
                                             -----------------------------------
                                             William J. Stanners, Jr., Secretary
                                                       Portland, Oregon

                                                        April 30, 1997





IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE VOTE ON THE MATTERS TO BE CONSIDERED AT THE MEETING BY COMPLETING THE ENCLOSED PROXY AND MAILING IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                            ARROW TRANSPORTATION CO.
                             10145 N. Portland Road
                             Portland, Oregon 97203


                                 PROXY STATEMENT


                          INFORMATION REGARDING PROXIES
                          -----------------------------


This Proxy Statement and the accompanying proxy/voting instruction card (proxy card) are being mailed on or about May 15, 1997, to holders of shares in connection with the solicitation of proxies by the Board of Directors of Arrow Transportation Co. ("Arrow" or "Company") for the 1997 Annual Meeting of Shareholders. The meeting will be held on June 24, 1997, at 10:00 a.m. at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon 97205.

Only stockholders of record at the close of business on April 30, 1997 will be entitled to vote at the meeting. At the close of business on March 31, 1997 there were 4,217,274 outstanding shares of the Company's common stock ("Common Stock"). Each share of Common Stock not in the treasury is entitled to one vote. There is no provision in the Company's Certificate of Incorporation for cumulative voting.

If shares are not voted in person, they cannot be voted on your behalf unless a signed proxy is given. Even if you expect to attend the Annual Meeting in person, in order to ensure your representation, please complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope. A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you receive two or more proxy cards, please complete, sign, date and return each to complete your representation. All shares represented by each properly executed and unrevoked proxy, in the accompanying form, will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable.

If the enclosed proxy is properly executed and returned, it will be voted in accordance with the instructions specified on the proxy. In the absence of instructions to the contrary, it will be voted (i) for all of the nominees for the Company's Board of Directors listed in this proxy statement, and (ii) to ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the year ending December 31, 1997.


Page 1 - PROXY STATEMENT

Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any proposal as to which proxies reflect abstentions or broker non-votes, shares represented by such proxies will be treated as not present and not entitled to vote with respect to that proposal.

The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, by telegraph and telephone, and personally by officers and regular employees of the Company who will not receive additional compensation for solicitation. Brokers, nominees and fiduciaries will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of the Common Stock.

The purpose of the meeting and the matters to be acted upon are set forth in the Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, management knows of no other business which will be presented for consideration at the Annual Meeting. However, if any such other business shall properly come before the meeting, votes will be cast pursuant to the proxies in respect of any such other business in accordance with the best judgment of the persons acting under the proxies.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS
                              ---------------------

The Board of Directors consists of five members, each serving one-year terms. Each Director will hold office until the first meeting of stockholders immediately following expiration of his term of office and until his successor is qualified and elected.

Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

              INFORMATION ABOUT DIRECTORS AND NOMINEES FOR ELECTION
              -----------------------------------------------------

The  names  and ages of the  nominees,  the year in which  each  first  became a
Director  of  the  company,   their  principal  occupations  and  certain  other
information are as follows:


Page 2 - PROXY STATEMENT

ROBERT H. CUTLER (1), age 77, Chairman and Chief Executive Officer, has been a director of the Company since 1982. Mr. Cutler has over 50 years experience in the transportation industry. Mr. Cutler served as President of the American Trucking Association from 1967-1968. He served as Assistant to the President of Consolidated Freightways from 1946-1949, Executive Vice President of Bekins Van Lines from 1949-1952, President of Texas-Arizona Motor Freight from 1952-1962 and Chairman and Chief Executive Officer of Illinois-California Express from 1962 until his retirement in 1988. Mr. Cutler is Chairman of The Cutler Corporation. He also serves as a director of R&K Industrial Products, Laurance David, Inc. and Jen-Cel-Lite Co.

WILLIAM R. BLOSSER, age 52, became a Director of the Company in May 1993. He is Manager of Planning and Environmental Sciences at CH2M Hill, one of the world's largest environmental engineering and consulting firms, headquartered in Denver, Colorado. Mr. Blosser is also the founder and owner of Sokol Blosser Winery, one of Oregon's largest wineries. He has served as Chairman of the State of Oregon Water Resources Commission, Chairman of the State of Oregon Land Conservation and Development Commission, and as a member of the Western States Water Council.


JAMES N. CUTLER, Jr.(1), age 45, has been a director of the Company since September 1982. He is the President and a director of The Cutler Corporation, a holding company for two manufacturing firms. Mr. Cutler is also chairman of the Elk Island Corporation, a director and President of R&K Industrial Products
Company of California and Chairman of Jen-Cel-Lite Corporation in Seattle, Washington. He also serves as President of Mid-Pacific Leasing Corporation and as a director of Hollywood Entertainment Corporation.

JERRY A. PARSONS, age 61, became a Director of the Company in May 1993. He is the Executive Vice President Chief Financial Officer of Willamette Industries, Inc., a Fortune 500, diversified, integrated forest products company headquartered in Portland, Oregon.


THOMAS D. TAYLOR, age 80, was elected to the Board in June 1996. Mr. Taylor has over 50 years experience in the transportation industry. He served as President of Freightliner corporation from 1946-1959 and Senior Vice President of Consolidated Freightways, from 1956-1960. He was Owner and Chairman of Cummins Oregon Diesel, Cummins Northwest and Cummins Hawaii from 1961-1992. He is currently Chairman of Palaau Corporation.




MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
-------------------------------------------------

----------
(1)  Mr. Robert Cutler is James Cutler, Jr.'s uncle.

Page 3 - PROXY STATEMENT

During the fiscal year ended December 31, 1996, there were eight meetings of the Board of Directors. Each director attended at least 63% of the total number of meetings of the Board of Directors and committee on which the director served.

The members of the Audit Committee are Jerry Parsons, Chairman, Bill Blosser, and James Cutler, Jr. The Audit Committee reviews with the Company's independent auditors the scope, results and costs of the annual audit, and the Company's accounting policies and financial reporting. There were two meetings of the Audit Committee during the fiscal year ended December 31, 1997.

The Board of Directors does not have any other standing committees.

Security Ownership of Certain Beneficial Owners, Management and Directors.
-------------------------------------------------------------------------

The following table sets forth information with respect to the ownership of issued and outstanding shares of the Company by each director, executive officer, and person known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities as of March 31, 1997:

                                        Common Shares
Name and Address                        Beneficially        Percent
Beneficial Owner                           Owned2            Owned
----------------                        ------------        -------

James N. Cutler, Jr.                       651,000(3)        15.4%
1233 NW 12th, Ste. 200
Portland, OR 97228

Robert H. Cutler                           516,760           12.3%
P.O. Box 685
Pauma Valley, CA 92061

Sal N. Cincotta                            450,500(4)        10.7%
15324 Sherwood Forest Drive
Tampa, FL 33647

Thomas D. Taylor                            20,000            0.5%

----------
(2) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3)  Includes 4,000 shares owned as trustee for Alexandra Merrill Cutler Trust.

(4)  Includes 85,000 shares owned by Lottie M. Cincotta, spouse of Sal N.
     Cincotta.

Page 4 - PROXY STATEMENT

William J. Stanners, Jr.                   11,138(5)          0.3%

John D. Erwin                               2,258(6)          0.1%

William R. Blosser                          2,000(7)         ----

Jerry A. Parsons                             ----(7)         ----

All executive officers and directors
  as a group (7 persons)                                     28.6%

In May 1996, Mr. Thomas D. Taylor purchased 50,000 shares of Class A convertible preferred stock with a par value of $5.00 per share under a Preferred Stock Purchase and Option Agreement ("the Agreement"). The Agreement includes an option to purchase an additional 50,000 shares of Class A convertible preferred stock at an exercise price of $5.00 per share. The option expires on June 30, 2001. Each share of preferred stock is convertible at any time, at the option of the holder, into ten shares of the Company's common stock. The preferred stock bears a 7% annual dividend, payable each May at the Company's option either in cash or in additional shares of preferred stock. The preferred stock will be entitled to vote on an as-converted basis, and to a preference on any liquidation of the company.

There are no arrangements which may result in a change of control of the Company.

Compensation of Directors.
-------------------------

Each director who is not an employee of the Company is paid $500 per meeting for their attendance at Board meetings in addition to their out-of-pocket expenses for attendance. In March 1997, Messrs. Parsons and Blosser were each granted options to purchase 10,000 shares of common stock of the Company under the 1992 Incentive and Non-Statutory Stock Option Plan at an exercise price of $0.375 to compensate them for their services as directors.


----------
(5) Owns options to purchase up to 100,000 shares under the Company's 1992 Incentive and Non-Statutory Stock Option Plan of which 60,000 are currently exercisable.

(6) Owns options to purchase up to 100,000 shares under the Company's 1992 Incentive and Non-Statutory Stock Option Plan of which 65,000 are currently exercisable.

(7) Owns options to purchase up to 20,000 shares under the Company's 1992 Incentive and Non-Statutory Stock Option Plan which are currently exercisable.


Page 5 - PROXY STATEMENT

Executive Compensation.
----------------------

The following table sets forth the compensation paid or accrued by the Company for services rendered during the year ended December 31, 1996 by the former Chief Executive Officer of the Company and each of the other most highly compensated executive officers of the Company whose total cash compensation for the year ended December 31, 1996, exceeded $100,000.


Name of Individual                               Annual Compensation
     Position                          Year               Salary          Bonus
     --------                          ----               ------          -----

Robert H. Cutler                       1996             $  2,000           -0-
Chairman, CEO                          1995             $  2,000           -0-
                                       1994             $ 65,000           -0-


John D. Erwin                          1996             $109,633           -0-
President, COO                         1995             $109,093           -0-
                                       1994             $102,799           -0-


Sal N. Cincotta                        1996             $ 60,637           -0-
Former President, CEO                  1995             $157,611           -0-
                                       1994             $142,921           -0-

In December 1995, in conjunction with the Company's restructuring and profit improvement plan, the board of directors placed Mr. Cincotta on an indefinite leave of absence from the Company. In January 1996, Robert H. Cutler was elected Chairman and in February 1996 was elected Interim Chief Executive Officer. On April 3, 1996, the Board of Directors approved a resolution to terminate Mr. Cincotta's contract. Mr. Cincotta was provided formal notice of the board of directors decision on that day and payments under his contract terminated on May 3, 1996. Mr Cincotta resigned as an officer and a director of the Company on May 3, 1996. Mr. Cutler was elected Chief Executive Officer in June 1996. He currently receives no compensation other than Board of the Directors fees for his services as Chief Executive Officer.

Mr. Erwin joined the company in August 1993. The Company, on August 30, 1993, entered into a three-year Employment Agreement with Mr. John Erwin, pursuant to which he serves as Senior Vice President of the Company. Mr. Erwin's contract was canceled by mutual agreement in March 1996. In November 1996, Mr. Erwin was elected President and Chief Operating Officer.



Page 6 - PROXY STATEMENT

                           Option Grants in Last Year
                                                                                 Potential Realizable Value
                                                                                 at Assumed Annual Rates
                    Number of         % of Total Options                         of Stock Price Appreciation
               Securities Underlying  Granted to Employee  Exercise  Expiration  Five Year Option Term (2)
Name           Options  Granted  (1)    In Fiscal Year      Price       Date         5%               10%
-------------  ---------------------  -------------------  --------  ----------  ---------         ---------

John D. Erwin        100,000                 35.7%          $ 0.50    11/20/02     63,814            80,525

         (1) Each of the options reflected in this table was granted pursuant to Arrow Transportation Co.'s 1992 Non - Statutory Stock Option Plan. The exercise price of each option is equal to the fair market value of the Company's Common Stock on the date of grant. The options have a 5 year term and vest over a period of four years.

         (2) These assumed rates of appreciation are provided in order to comply with the requirements of the SEC and do not represent the Company's expectation as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.


                            Year - End Options Values

                                                                           Value of Unexercised
                                       Number of Unexercised             In - The - Money Options
                                    Options at Fiscal Year - End            at Fiscal Year End
                                    ----------------------------        --------------------------
         Name                       Exercisable    Unexercisable        Exercisable  Unexercisable
         -------------              -----------    -------------        -----------  -------------
         John D. Erwin                65,000          35,000                 0            0


Stock Option Plan
-----------------

Under the Company's 1992 Incentive and Non-Statutory Stock Option Plan (the "Plan"), 350,000 shares of Common Stock are reserved for issuance upon exercise of stock options. The Plan is designed as a means to retain and motivate key employees, and to provide incentives or compensation to certain other non-employees, including the independent directors of the Company. The Board of Directors administers and interprets the Plan and is authorized to grant options thereunder to all eligible employees of the Company, including officers and non-employee directors.


Page 7 - PROXY STATEMENT

The Plan provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code) and non-statutory stock options. Options are granted under the Plan on such terms and at such prices as determined by the Board of Directors, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution.


STOCK PRICE PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total shareholder return on the Company's Common Stock with the Nasdaq Stock Market (U.S.) Index and the Nasdaq Trucking and Transportation Index. This graph assumes that $100 was invested on July 22,1993, the date of the Company's initial public offering, in the Company's Common Stock and in the other indices, and that all dividends were reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

                 COMPARISON OF 41 MONTH CUMULATIVE TOTAL RETURN*
        AMONG ARROW TRANSPORTATION CO., THE NASDAQ STOCK MARKET-US INDEX
                   AND THE NASDAQ TRUCK & TRANSPORTATION INDEX




In printed document chart was inserted here.  The plot points follow.


                                    7/22/93   12/93  12/94  12/95  12/96
                                    -------   -----  -----  -----  -----

ARROW TRANSPORTAION CO.                 100    135     84     23     10

NASDAQ STOCK MARKET-US                  100    111    109    153    189

NASDAQ TRUCKING AND TRANSPORTAION       100    109     99    116    128















                 * $100 INVESTED ON 07/22/93 IN STOCK OR INDEX -
                      INCLUDING REINVESTMENT OF DIVIDENDS.
                         FISCAL YEAR ENDING DECEMBER 31.


Page 8 - PROXY STATEMENT

The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.


RELATED PARTY TRANSACTIONS
--------------------------

Messrs. Robert Cutler, James Cutler, Jr. and Sal Cincotta entered into a shareholders agreement to provide that (i) Mr. Cincotta will have a right of first refusal to purchase any shares sold by either Robert Cutler or James Cutler, Jr. and (ii) Mr. Cincotta and Messrs. Robert Cutler and James Cutler, Jr. will each have co-scale rights in the event of a sale of shares by the other, unless such sale is made pursuant to Rule 144.

In January 1997, the Company entered a loan agreement ("the Agreement") with the holder of the Company's preferred stock (the "Lender"). The Lender has agreed to advance funds to the Company at the Company's request. The principal balance of all funds advanced by the Lender shall bear interest at the rate of 10%, and all amounts loaned under the Agreement (including interest) shall be payable within ten days of written demand by Lender.
The Company borrowed $100,000 from the Lender in January 1997.

In May 1996, Mr. Thomas Taylor purchased 50,000 unregistered shares of Class A convertible preferred stock with a par value of $5.00 per share under a Preferred Stock Purchase and Option Agreement ("the Agreement"). The Agreement includes an option to purchase an additional 50,000 shares of Class A convertible preferred stock at an exercise price of $5.00 per share. The option expires on June 30, 2001. Each share of preferred stock is convertible at any time, at the option of the holder, into ten shares of the Company's common stock. The preferred stock bears a 7% annual dividend, payable each May at the Company's option either in cash or in additional shares of preferred stock. The preferred stock will be entitled to vote on an as-converted basis, and to a preference on any liquidation of the company.


                                   PROPOSAL 2

             TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE
             -------------------------------------------------------
            INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDED
            -------------------------------------------------------
                                DECEMBER 31, 1997
                                -----------------

The Board of Directors has selected the firm of Deloitte & Touche LLP to conduct an audit in accordance with generally accepted accounting standards of the Company's consolidated financial statements for the fiscal year ending December 31, 1997. A representative of that firm is expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any of the

Page 9 - PROXY STATEMENT
partners has any direct financial interest in the Company or any of its subsidiaries as independent auditors. This selection is being submitted for ratification at the meeting. If not ratified, this selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company. Deloitte & Touche LLP has served the Company as its independent auditors since its inception, and has served as independent auditors for its subsidiary, Arrow Transportation Co. of Delaware, since 1988.

     The Board of Directors unanimously recommend a vote for this proposal.

                                OTHER INFORMATION
                                -----------------

The 1996 annual report of the company (Form 10-K) for the fiscal year ended December 31, 1996 was mailed to the stockholders prior to or together with the mailing of this Proxy Statement. Stockholders who did not receive a copy of the 1996 annual report with their Proxy Statement may obtain a copy by writing to or calling William J. Stanners, Jr., Secretary, Arrow Transportation Co., 10145 N. Portland Road, Portland, Oregon 97203. His telephone number is (503) 286-3661.

                             SHAREHOLDERS' PROPOSALS
                             -----------------------

Proposals which shareholders intend to present at the 1998 Annual Meeting of Shareholders must be received by the Company no later than November 30, 1997, to be eligible for inclusion in the proxy material for that meeting.

                                 OTHER BUSINESS
                                 --------------

As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the stockholders should come before the meeting, the persons named in the enclosed proxy form will vote or refrain from voting in accordance with their best judgment.

         By order of the Board of Directors:


                          /s/ William J. Stanners, Jr.
                          -----------------------------------
                          William J. Stanners, Jr., Secretary
                          Portland, Oregon
                          Dated: April 30, 1997





Page 10 - PROXY STATEMENT